UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2011

CytoDyn Inc.

(Exact name of registrant as specified in its charter)

Colorado	000-49908	75-3056237
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1511 Third Street, Santa Fe, New Mexico 87505

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (505) 988-5520

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On May 16, 2011, CytoDyn Inc. (the “Company”) announced that it will be forming a wholly owned subsidiary, CytoDyn Veterinary Medicine LLC (“CVM”), in efforts to explore the application of its existing proprietary monoclonal antibody technology to the treatment of Feline Immunodeficiency Virus (FIV). The Company believes there exists a tremendous worldwide demand for a successful and tolerated treatment for FIV in cats. The Company’s preliminary research indicates that there are at least seven million domestic cats affected by FIV in the 10 largest countries reporting cat population. The Company views the formation of CVM and the exploration of the application of its existing proprietary monoclonal antibody technology to FIV as an effort to strategically diversify the use of the Company’s proprietary monoclonal antibody technology.

Forward Looking Statements

The statements in this Form 8-K constitute forward-looking statements and constitute forward-looking information within the meaning of United States securities laws. These statements and this information represent the Company’s intentions, plans, expectations and beliefs, and are subject to risks, uncertainties and other factors, of which many are beyond the Company’s control. These factors could cause actual results to differ materially from such forward-looking statements or forward-looking information. The words “believe,” “estimate,” “expect,” “intend,” “anticipate,” “foresee,” “plan,” and similar expressions and variations thereof, identify certain of such forward-looking statements or forward-looking information, which speak only as of the date on which they are made. In particular, statements relating to future performance are forward-looking statements and forward-looking information. The Company disclaims any intention or obligation to publicly update or revise any forward-looking statements or forward-looking information, whether as a result of new information, future events or otherwise, except as required by applicable law. Readers are cautioned not to place undue reliance on these forward-looking statements or on this forward-looking information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTODYN INC.
(Registrant)

May 16, 2011	By:	/s/ Kenneth J. Van Ness
Kenneth J. Van Ness,
President and Chief Executive Officer